Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

P: 212-896-1249 / 212-896-1206

Email: jgoldberger@kcsa.com / rfink@kcsa.com

NTELOS Holdings Corp. Third Quarter 2012 Earnings Release

and Conference Call Scheduled for November 8, 2012

WAYNESBORO, VA – October 31, 2012 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading regional provider of nationwide wireless voice and data communications services and home to the “best value in wireless,” announced that the Company will report its financial results for the third quarter 2012 on Thursday, November 8, 2012 prior to the market open.

James A. Hyde, NTELOS CEO, and Stebbins B. Chandor, Jr., NTELOS CFO, will host the conference call and simultaneous webcast to review the results beginning at 10 a.m. Eastern time. Prepared remarks will be followed by a question and answer period.

The webcast may be accessed via the Internet at ir.ntelos.com and the live call (“NTELOS Third Quarter 2012 Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-317-6789

International: 1-412-317-6789

Canada: 1-866-605-3852

Following the conclusion of the call, a replay of the webcast will be available on the Company’s website at ir.ntelos.com. Alternatively, a telephone replay of the call will be available until November 16, 2012 at 9 a.m. Eastern time, and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Replay pass code: 10020133

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS), operating through its subsidiaries as “nTelos Wireless,” is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for over 430,000 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company’s licensed territories have a total population of approximately 8.1 million residents, of which its wireless network covers approximately 6.0 million residents. The Company is also the exclusive wholesale provider of network services to Sprint Nextel in the western Virginia and West Virginia portions of its territories for all Sprint CDMA wireless customers. Additional information about NTELOS is available at www.ntelos.com or www.facebook.com/nteloswireless and www.twitter.com/ntelos_wireless.

Source: NTELOS Holdings Corp.